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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-139434, 333-139433, 333-132420, 333-128654 and 333-101848) of Seagate Technology, as amended, of our reports dated August 19, 2009, with respect to the consolidated financial statements of Seagate Technology, and the effectiveness of internal control over financial reporting of Seagate Technology, included in this Annual Report (Form 10-K) for the year ended July 3, 2009.

/s/ ERNST & YOUNG LLP

Palo Alto, California
August 19, 2009

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm